STATE OF NEVADA
                        OFFICE OF THE SECRETARY OF STATE
                             101 N. CARSON ST, STE 3
                               CARSON CITY, NEVADA

              Certificate of Amendment to Articles of Incorporation
                         For Profit Nevada Corporations
           (Pursuant to NRS 78388 and 78890- After Issuance of Stock)
                              -Health to Duplicate

1. Name of corporation: ___STRATHCONA CAPITAL CORP._____________________________
________________________________________________________________________________

2. The Articles have been amended as follows (provide article number, if available)___Article I - The name of this Corporation is Micron Enviro Systems, Inc.____________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

3. The Vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 7,000,000.

4. Signatures

/s/ [ILLEGIBLE]                         //s/ [ILLEGIBLE]
------------------------------         --------------------------------
President of                           Secretary of
(acknowledgement required)             (acknowledgement not required)

Province of Alberta
Canada
This instrument was acknowledged before me on January 10, 1999, by
Rodney Hope (Name of Person)
as President
as designated to sign this certificate
of Strathcona Capital Corp.
(name on behalf of whom instrument was executed)

/s/ [ILLEGIBLE]
Notary Public Signature
[ILLEGIBLE]
Barrister and Solicitor


If any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above [ILLEGIBLE] and remit the proper fees may cause this filing to be rejected.

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                                 STATE OF NEVADA
                                Secretary of State

I hereby certify that this is a true and complete copy of the document as filed in this office.

                                   Feb 01 '99


                                 /s/ Dean Heller
                                   DEAN HELLER
                               Secretary of State
                                  By D. Farmer

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